Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Roomlinx, Inc.

We hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated March 24, 2010 relating to the consolidated financial statements of Roomlinx, Inc. as of December 31, 2009 and 2008 and for the years then ended.

StarkSchenkein, LLP
(formerly Stark Winter Schenkein & Co., LLP)

Denver, Colorado
September 22, 2010

3600 South Yosemite Street | Suite 600 | Denver, CO 80237 | P: 303.694.6700 | TF: 888.766.3985 | F: 303.694.6761 | www.starkcpas.com
An Independent Member of BKR International